Exhibit 10.3

AMENDMENT NUMBER TWO
TO THE FORTIS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     THIS AMENDMENT to the Fortis, Inc. Supplemental Executive Retirement Plan, as amended and restated effective as of January 1, 2000 (the “Plan”), is adopted by Assurant, Inc. (the “Company”), effective as of the dates set forth herein.

W I T N E S S E T H:

     WHEREAS, the Company currently maintains the Plan;

     WHEREAS, the Company wishes to change the name of the Plan and to amend its governance provisions;

     WHEREAS, the Fortis, Inc. Supplemental Executive Retirement Plan Committee previously reserved the right to amend the Plan; and

     WHEREAS, the Board of Directors of the Company transferred such amendment authority to the Assurant, Inc. Benefit Plans Committee (the “Committee”).

     NOW, THEREFORE, the Committee amends the Plan as follows:

1.

     Effective as of February 4, 2004, the name of the Plan is changed to “Assurant Supplemental Executive Retirement Plan” and the name of the Company shall be changed to “Assurant, Inc.” each place such names appear.

2.

     Effective as of February 4, 2004, the defined term “Fortis” is changed to “Assurant” each place such defined term appears.

3.

     Effective as of October 1, 2004, the following definitions in Article 2 are revised to read as follows:

“Assurant Executive Pension Plan shall mean the defined benefit portion of the Assurant Executive Pension and 401(k) Plan, a nonqualified, unfunded, deferred compensation plan, as it may be amended from time to time, or its successor.”

“Assurant Pension Plan shall mean the Assurant Pension Plan, as it may be amended from time to time, or its successor plan.”

“Committee shall mean the Benefit Plans Committee as it may be constituted from time to time.”

In addition, the defined terms as revised above are changed each place each such defined term appears.

4.

Effective as of October 1, 2004, Article 2 is amended to add the following definitions:

“Compensation Committee shall mean the Compensation Committee of the Board.”

“Executive shall mean an executive officer of an Employer.”

“Executive Committee shall mean the committee consisting of the Company’s Chief Executive Officer, Chief Financial Officer and Executive Vice President of Human Resources.”

“Investment Committee shall mean the Investment Committee described in Section 8.01C.”

5.

     Effective as of October 1, 2004, Article 3 is revised to read as follows:

“ARTICLE THREE — PARTICIPATION

     To participate in this Plan, an Executive of Assurant or any of its subsidiaries must be nominated for participation herein by the Executive Committee. However, at the next meeting of the Compensation Committee following the nomination of an Executive’s participation in this Plan, such nomination shall be approved by the Compensation Committee. Upon becoming eligible to participate, an Executive must complete and execute a Joinder Agreement in a form satisfactory to the Committee.”

6.

     Effective as of October 1, 2004, the last sentence of Section 4.02 is revised to read as follows:

“If a Participant was formerly employed by a company that is acquired by Assurant or any of its subsidiaries, then Benefit Service prior to the date of such acquisition shall be determined by the Compensation Committee in its sole discretion, and shall be recorded on the Participant’s Joinder Agreement.”

7.

Effective as of October 1, 2004, Section 4.07 is revised to read as follows:

“4.07	Participant’s Covenants. Notwithstanding the other provisions of this Plan, if a Participant receiving or eligible to receive a Comprehensive Benefit under this Plan commits a material breach, as determined by the Compensation Committee, of his covenants given to Assurant in the Joinder Agreement concerning noncompetition, confidentiality, nonsolicitation of employees or nonsolicitation of customers, then the Participant shall cease to participate in the Plan as of the date of such breach and Assurant shall have no further obligation to make Comprehensive Benefit payments to the Participant or his Spouse or Beneficiary.

For purposes of determining whether the Participant has committed a material breach of his covenants concerning noncompetition, it shall be within the sole power of the Compensation Committee to determine whether the Participant has become associated with or engaged in or rendered services to any business that is in competition in a substantive way with the Employer.”

8.

Effective as of October 1, 2004, Section 8.01 is revised to read as follows:

“8.01	Committee.

(a)The Compensation Committee shall appoint the members of the Committee who shall serve at the pleasure of the Compensation Committee and, except as otherwise provided in this Plan, shall have complete control of the administration of the Plan with all powers necessary to enable it to carry out properly the provisions of the Plan.

(b)In addition to all implied powers and responsibilities necessary to carry out the objectives of the Plan and any Joinder Agreement, the Committee shall have the power:

(i) to construe the Plan and to determine all questions arising in the administration, interpretation and operation of the Plan and any Joinder Agreement, and to adopt such rules and by-laws as it may find necessary for the proper administration, interpretation and operation of the Plan or any Joinder Agreement provided that all interpretations, determinations and decisions of the Committee in respect of any matter hereunder shall be final, conclusive and binding upon the Employer, Participants, and all other persons claiming any interest under the Plan or any Joinder Agreement, subject only to (i) the provisions of this Section regarding review by the Compensation Committee, and (ii) the claims procedure described in Section 8.02; and

(ii) to amend any or all of the provisions of the Plan, except if any amendment would significantly increase the liabilities of the Plan.

(c) The Committee shall have the authority to appoint and remove the administrators or other outside persons or vendors, and to delegate such duties to each administrator or other persons or vendors as the Committee deems appropriate.

(d) If a member of the Committee is also a Participant in this Plan, and if an issue or action with respect to this Plan relates specifically and uniquely to such Participant, then such Participant shall take no part in the deliberations or decision concerning such issue or action.

(e) Each material decision or action by the Committee shall be subject to review by the Compensation Committee. Any decision or action by the Committee that relates specifically and uniquely to the Chief Executive Officer of Assurant shall be deemed to be a material decision or action.

(f) Wherever this Plan provides that a decision or action of the Committee (material or otherwise) shall be subject to the review of the Compensation Committee, then such decision or action shall be reported to the Compensation Committee, and such decision or action may be overruled or modified by the Compensation Committee. If the Compensation Committee takes no action with respect to any such decision or action within sixty (60) days of it being reported, the decision or action shall be deemed approved. Until a decision or action subject to this paragraph has been reviewed or is deemed approved by the Compensation Committee, such decision or action shall have no legal effect.”

9.

     Effective as of October 1, 2004, Article 8 is amended to add sections 8.01A and 8.01B to read as follows:

     “8.01A Compensation Committee. The Compensation Committee shall have the power to appoint and remove the members of the Committee and to review material financial decisions and/or actions of the Committee, including the power to make any Plan amendment that would significantly increase the liabilities of the Plan. In addition to the provisions in Section 4.07, the Compensation Committee shall have the power to approve an Executive’s nomination for participation in the Plan, and to amend any Joinder Agreement to provide for an increased benefit to any Participant (including, without limitation, by crediting additional years of Benefit Service to the Participant, or by assuming that the Participant is a given number of years older than is actually the case). Furthermore, the Compensation Committee shall have the power to terminate the

Plan at any time in whole or in part. The Compensation Committee shall have no other responsibilities with respect to the Plan.”

     8.01B Executive Committee. The Executive Committee shall have the power to nominate Executives to participate in the Plan. The Executive Committee also shall have the power to determine the Plan’s funding policy, if any. The Executive Committee shall have no other responsibilities with respect to the Plan.

     8.01C Investment Committee. The Investment Committee shall have the power to develop the Plan’s investment strategy and determine the economic assumptions to be used for any actuarial valuation and disclosures.”

10.

     Effective as of October 1, 2004, the second sentence of Section 8.02 is revised to read as follows:

“Subject to the provisions of Section 8.01, within 90 days after the date such claim is received by the Committee, it shall issue a ruling with respect to the claim.”

11.

Effective as of October 1, 2004, Section 10.01 is revised to read as follows:

     “10.01 Right to Amend and Terminate. Subject to the provisions in Article 8 regarding the amendment authority of the Committee, the Compensation Committee reserves the right to modify, alter, amend, or terminate the Plan, at any time and from time to time, without notice; provided, however, that no such amendment or termination shall (without the written consent of the Participant, if living, and if not, of the Participant’s Spouse or other applicable Beneficiary) reduce the amount or delay the timing of payment of any retirement benefit, disability benefit, or survivor benefit under the Plan which has accrued with respect to the Participant or his Spouse or Beneficiary as of the date of such amendment or termination (regardless of whether or not such benefit is vested under Section 4.05 and regardless of whether or not such benefit is in pay status). For this purpose, the benefit that shall have accrued as of the date of a given amendment or date of termination shall be based on the Participant’s Annual Target Earnings, Benefit Service, Vesting Service, and other applicable factors as of the date of such amendment or termination.”

12.

     Effective as of October 1, 2004, Section 10.09 is revised to provide that all notices and other communications be sent to “Attention: Benefit Plans Committee.”

* * * * *

     Except as amended herein, the Plan shall continue in full force and effect.

[Signature on next page]

     IN WITNESS WHEREOF, the Committee has caused this Amendment to be executed effective as of the dates set forth above.

ASSURANT, INC.
BENEFIT PLANS COMMITTEE

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